Exhibit 99
News Release
CONTACT:

Sears Public Relations And Communications

(847) 286-8371

FOR IMMEDIATE RELEASE

[graphic omitted]

Sears Reports Record 2002 Earnings Per Share Comparable EPS of $4.92 For Year; $2.11 For Fourth Quarter

    HOFFMAN ESTATES, Ill., Jan. 16 /PRNewswire/ -- Sears, Roebuck and Co.
 reported today net income, excluding noncomparable items of
$1.6 billion, or $4.92 per share for 2002 as compared to $4.22 in 2001, a
17 percent per share increase.  On a reported basis, net income was
$1.4 billion or $4.29 per share for 2002 as compared to $2.24 last year.
Non-comparable items are detailed in a schedule at the end of this release.
    "2002 was a year of tremendous change for Sears," said Chairman and Chief
Executive Officer Alan J. Lacy.  "We made significant progress in repositioning and restructuring our core retail business, full-line stores, resulting in improved earnings for Sears.  2002 was a record year for Sears in terms of earnings per share."

    Fourth Quarter Earnings
    The company also reported fourth quarter 2002 net income, excluding non-
comparable items, of $669 million, or $2.11 per share compared to
$657 million, or $2.02 per share in 2001, a 4.5 percent per share increase.
The increase is due to improved profitability in the company's Retail and
Related Services segment as well as a decrease in the number of shares outstanding, partially offset by a decline in the Credit and Financial
Products segment.
    "Despite a challenging retail environment and soft sales, we made strong progress in improving our core retail operations," said Lacy.  "The acquisition of Lands' End, continued improvement in merchandise assortments, inventory management and vendor sourcing, and an improvement in the cost structure of the full-line stores all contributed to increased profitability."
    Fourth quarter of 2002 was affected by one non-comparable item - the gain on the sale of the company's remaining investment in Advance Auto Parts, Inc.
The sale resulted in an after-tax gain of $179 million, or $0.56 per share and generated after-tax cash proceeds of $335 million.  Non-comparable items affecting the fourth quarter of 2001 consisted of charges relating to implementation of productivity initiatives, product category exits, and the
Exide battery litigation settlement.  These non-comparable items, on an after-
tax basis, were $163 million, or $0.50 per share.
    Reported fourth quarter 2002 net income, including the non-comparable items, was $848 million or $2.67 per share, compared with $494 million, or
$1.52 per share in the fourth quarter of 2001.

    Retail and Related Services
    Retail and Related Services segment operating income for the fourth quarter, excluding non-comparable items, increased 9.7 percent to $726 million
due to improvements in margin, as well as the addition of Lands' End.   "We
are pleased by our strong profit performance in retail in the fourth quarter especially in light of the challenging retail environment during the holiday selling season," said Lacy.
    Retail and Related Services revenues for the fourth quarter of 2002 of
$9.7 billion were 2.8 percent above last year's fourth quarter revenues of
$9.5 billion.  Increased revenues due to the acquisition of Lands' End, and the addition of seven new The Great Indoors stores were partially offset by declines in full-line stores revenues.  In hardlines, revenue declined in big-
ticket categories such as home appliances, home electronics and lawn and garden.  Softline sales declined compared to the prior year, however, sales improved over the prior quarter's performance.
    Retail and Related Services gross margin rate improved by 140 basis points to 29.4 percent.  The improvement in margin was due to the inclusion of Lands'
End and improved inventory management and product sourcing in full-line stores.
    Selling and administrative spending was 7.5 percent higher than fourth quarter 2001.  The increase was due to additional expense related to the inclusion of Lands' End and higher investment in The Great Indoors, partially offset by a reduction in operating costs for full-line stores.  Selling and administrative expenses were 19.9 percent of sales compared with 19.0 percent last year.

    Credit and Financial Products
    Operating income decreased by $63 million or 14.8 percent from the prior year as favorable funding costs and higher revenues were more than offset by a higher provision for uncollectible accounts.
    Fourth quarter domestic Credit and Financial Products revenues increased
4.4 percent from a year ago, to $1.4 billion due to higher average receivable balances.  Credit receivables at the end of the fourth quarter grew
11.5 percent over the prior year to $30.8 billion.
    Funding costs declined by $43 million or 15.1 percent from last year's quarter due to a favorable interest rate environment.
    The domestic provision for uncollectible accounts increased by
$160 million or 40.9 percent over last year's period due to higher charge-offs and a $150 million increase to the allowance for uncollectible accounts.  The allowance increase reflects the growth in Sears Gold MasterCard receivables, as well as increases in the net charge-off rate and delinquencies.  The net charge-off rate for the fourth quarter increased to 5.40 percent from
5.23 percent last year primarily due to increased customer bankruptcy filings
over last year.   Delinquencies for the quarter increased to 7.69 percent
compared to 7.58 percent last year.  The domestic allowance for uncollectible accounts of $1.8 billion is 5.79 percent of ending credit receivables as of the end of the fourth quarter of 2002 compared to 5.57 percent at the end of last quarter.

    2003 Outlook
    The company's preliminary outlook for 2003 is for comparable earnings per share to increase in the low- to mid- single digits.  The Retail and Related
Services business is expected to grow operating income in the mid-teens, while operating income for the Credit and Financial Products segment is expected to decline at a low- to mid-single-digit rate.  Sears Canada is anticipated to post increased year- over-year profitability, and the Corporate and Other segment is expected to remain relatively flat with productivity savings being offset by higher benefit and insurance costs.

    Forward-Looking Statements
    This release contains guidance on 2003 comparable earnings per share, which is a forward-looking statement based on assumptions about the future that are subject to risks and uncertainties, such as competitive conditions in retail; changes in consumer confidence and spending; changes in interest rates; delinquency and charge-off trends in the credit card receivables portfolio; continued consumer acceptance of the Sears Gold MasterCard Program;
the successful execution of and customer reactions to Sears' Full-line store strategy and other performance improvement initiatives; Sears' ability to integrate and operate Lands' End successfully; anticipated cash flow; the possibility of increased hostilities in the Middle East; general economic conditions and normal business uncertainty.  In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty.  While the company believes its forecasts and assumptions are reasonable, it cautions that actual results may differ materially. The company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available.

    About Sears
    Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2002, the company's annual revenue was more than
$41 billion.  The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web site.  In
June 2002, Sears acquired Lands' End, a direct merchant of traditionally styled, classic Lands' End clothing offered to customers around the world through regular mailings of its specialty catalogs and online at
..

    SEARS, ROEBUCK AND CO.
    CONSOLIDATED INCOME

                                For the 13 Weeks Ended  For the 52 Weeks Ended
                                   December 28, 2002       December 28, 2002
                                 and December 29, 2001   and December 29, 2001

     (millions, except earnings per
      common share)                  2002        2001         2002     2001

     REVENUES
       Merchandise sales
        and services               $11,059      $10,819     $35,698  $35,755
       Credit and financial products
        revenues                     1,459        1,401       5,668    5,235
             Total revenues         12,518       12,220      41,366   40,990

     COSTS AND EXPENSES
       Cost of sales, buying and
        occupancy                    7,744        7,781      25,646   26,234
       Selling and administrative    2,612        2,408       9,249    8,892
       Provision for uncollectible
        accounts                       576          415       2,261    1,344
       Provision for previously
        securitized receivables          -            -           -      522
       Depreciation and amortization   225          214         875      863
       Interest                        277          321       1,143    1,415
       Special charges and
        impairments                      -          255         111      542
              Total costs and
               expenses             11,434       11,394      39,285   39,812

    Operating income                 1,084          826       2,081    1,178
    Other income, net                  274           15         372       45

    Income before income taxes and
     minority interest               1,358          841       2,453    1,223

    Income taxes                      (476)        (331)       (858)    (467)

    Minority interest                  (34)         (16)        (11)     (21)

    Income before cumulative effect
     of accounting change              848          494       1,584      735

    Cumulative effect of change in
     accounting for goodwill             -            -        (208)       -

    NET INCOME                        $848         $494      $1,376     $735

    EARNINGS PER COMMON SHARE

      Basic
        Earnings per share before
        cumulative effect of a change
        in accounting principle      $2.67        $1.53       $4.99    $2.25

        Cumulative effect of change
        in accounting for goodwill      $-           $-      $(0.65)      $-

        Earning per share            $2.67        $1.53       $4.34    $2.25

      Diluted
        Earnings per share before
         cumulative effect of a change
         in accounting principle     $2.67        $1.52       $4.94    $2.24

        Cumulative effect of change
         in accounting for goodwill     $-           $-      $(0.65)      $-

        Earning per share            $2.67        $1.52       $4.29    $2.24

        Average common and dilutive
         common equivalent shares
         outstanding                 317.6        325.5       320.7    328.5

    SEARS, ROEBUCK AND CO.

    Segment Income Statements

    (millions)

    For the 13 Weeks Ended December 28, 2002 and December 29, 2001

          Excluding Non-Comparable Items and Securitization Income

                                                          Credit & Financial
                             Retail & Related Services         Products
                                 2002          2001         2002         2001

    Merchandise sales and
     services                   $9,731        $9,470          $-           $-
    Credit and financial
     products revenues               -             -       1,390        1,331

    Total Revenues               9,731         9,470       1,390        1,331

    Costs and expenses
       Cost of sales, buying
        and occupancy            6,870         6,822           -            -
       Selling and
        administrative           1,936         1,801         230          225
       Provision for
        uncollectible accounts       -             -         551          391
       Provision for previously
        securitized receivables      -             -           -            -
       Depreciation and
        amortization               186           174           4            4
       Interest                     13            11         242          285
       Special charges and
        impairments                  -             -           -            -
              Total costs and
               expenses          9,005         8,808       1,027          905

    Operating income              $726          $662        $363         $426

    Net Income before
     cumulative effect of
     change in accounting

    Cumulative effect of
     change in accounting

    Net Income

    EPS - Diluted

       Average shares o/s

    SEARS, ROEBUCK AND CO.

    Segment Income Statements

    (millions)

    For the 13 Weeks Ended December 28, 2002 and December 29, 2001

           Excluding Non-Comparable Items and Securitization Income

                                       Corporate & Other      Sears Canada
                                         2002      2001      2002        2001

    Merchandise sales and services       $85       $74     $1,243      $1,275
    Credit and financial products
     revenues                              -         -         69          70

    Total Revenues                        85        74      1,312       1,345

    Costs and expenses
       Cost of sales, buying and
        occupancy                         32        28        842         931
       Selling and administrative        132       126        314         256
       Provision for uncollectible
        accounts                           -         -         25          24
       Provision for previously
        securitized receivables            -         -          -           -
       Depreciation and amortization      16        14         19          22
       Interest                            -         -         22          25
       Special charges and
        impairments                        -         -          -           -
              Total costs and expenses   180       168      1,222       1,258

    Operating income                    $(95)     $(94)       $90         $87

    Net Income before cumulative
     effect of change in accounting

    Cumulative effect of change in
     accounting

    Net Income

    EPS - Diluted

       Average shares o/s

    SEARS, ROEBUCK AND CO.

    Segment Income Statements

    (millions)

    For the 13 Weeks Ended December 28, 2002 and December 29, 2001

                              Reconciling Items

                                                             Securitization
                                                Total            Impact
                                            2002      2001    2002    2001

    Merchandise sales and services        $11,059   $10,819     $-      $-
    Credit and financial products
     revenues                               1,459     1,401      -       -

    Total Revenues                         12,518    12,220      -       -

    Costs and expenses
       Cost of sales, buying and
        occupancy                           7,744     7,781      -       -
       Selling and administrative           2,612     2,408      -       -
       Provision for uncollectible
        accounts                              576       415      -       -
       Provision for previously
        securitized receivables                 -         -              -
       Depreciation and amortization          225       214      -       -
       Interest                               277       321      -       -
       Special charges and impairments          -         -      -       -
              Total costs and expenses     11,434    11,139      -       -

    Operating income                       $1,084    $1,081     $-      $-

    Net Income before cumulative effect
     of change in accounting                 $669      $657     $-      $-

    Cumulative effect of change in
     accounting                                $-        $-     $-      $-

    Net Income                               $669      $657     $-      $-

    EPS - Diluted                           $2.11     $2.02     $-      $-

       Average shares o/s                   317.6     325.5  317.6   325.5

    SEARS, ROEBUCK AND CO.

    Segment Income Statements

    (millions)

    For the 13 Weeks Ended December 28, 2002 and December 29, 2001

                              Reconciling Items

                                     Non-comparable items   Consolidated GAAP
                                        2002       2001     2002        2001

    Merchandise sales and services       $-         $-    $11,059     $10,819
    Credit and financial products
     revenues                             -          -      1,459       1,401

    Total Revenues                        -          -     12,518      12,220

    Costs and expenses
       Cost of sales, buying and
        occupancy                         -          -      7,744       7,781
       Selling and administrative         -          -      2,612       2,408
       Provision for uncollectible
        accounts                          -          -        576         415
       Provision for previously
        securitized receivables           -          -          -           -
       Depreciation and
        amortization                      -          -        225         214
       Interest                           -          -        277         321
       Special charges and
        impairments                       -        255          -         255
              Total costs and
               expenses                   -        255     11,434      11,394

    Operating income                     $-      $(255)    $1,084        $826

    Net Income before cumulative
     effect of change in accounting    $179      $(163)      $848        $494

    Cumulative effect of change in
     accounting                                     $-         $-          $-

    Net Income                         $179      $(163)      $848        $494

    EPS - Diluted                     $0.56     $(0.50)     $2.67       $1.52

       Average shares o/s             317.6      325.5      317.6       325.5

    For the 52 Weeks Ended December 28, 2002 and December 29, 2001

           Excluding Non-Comparable Items and Securitization Income

                                                                   Credit &
                                           Retail & Related        Financial
                                               Products             Services
                                            2002      2001     2002     2001

    Merchandise sales and services         $31,459   $31,346      $-       $-
    Credit and financial products revenues       -         -   5,392    5,216

    Total Revenues                          31,459    31,346   5,392    5,216

    Costs and expenses
       Cost of sales, buying and occupancy  22,743    23,081       -        -
       Selling and administrative            6,816     6,628     955      833
       Provision for uncollectible
        accounts                                 -         -   1,903    1,441
       Provision for previously
        securitized receivables                  -         -       -        -
       Depreciation and amortization           710       704      18       18
       Interest                                 35        32   1,014    1,395
       Special charges and impairments           -         -       -        -
              Total costs and expenses      30,304    30,445   3,890    3,687

    Operating income                        $1,155      $901  $1,502   $1,529

    Net Income before cumulative effect of
     change in accounting

    Cumulative effect of change in
     accounting

    Net Income

    EPS - Diluted

       Average shares o/s

    For the 52 Weeks Ended December 28, 2002 and December 29, 2001

           Excluding Non-Comparable Items and Securitization Income

                                        Corporate & Other    Sears Canada
                                           2002     2001    2002      2001

    Merchandise sales and services         $326     $378   $3,913    $4,031
    Credit and financial products
     revenues                                 -        -      276       294

    Total Revenues                          326      378    4,189     4,325

    Costs and expenses
       Cost of sales, buying and
        occupancy                           121      159    2,782     2,994
       Selling and administrative           442      473    1,036       997
       Provision for uncollectible
        accounts                              -        -       58        56
       Provision for previously
        securitized receivables               -        -        -         -
       Depreciation and amortization         55       58       92        83
       Interest                               -        -       94       111
       Special charges and impairments        -        -        -         -
              Total costs and expenses      618      690    4,062     4,241

    Operating income                      $(292)   $(312)    $127       $84

    Net Income before cumulative effect
     of change in accounting

    Cumulative effect of change in
     accounting

    Net Income

    EPS - Diluted

       Average shares o/s

    For the 52 Weeks Ended December 28, 2002 and December 29, 2001

                              Reconciling Items

                                                            Securitization
                                                Total           Impact
                                            2002      2001    2002    2001

    Merchandise sales and services        $35,698   $35,755     $-      $-
    Credit and financial products
     revenues                               5,668     5,510      -    (275)

    Total Revenues                         41,366    41,265      -    (275)

    Costs and expenses
       Cost of sales, buying and
        occupancy                          25,646    26,234      -       -
       Selling and administrative           9,249     8,931      -     (39)
       Provision for uncollectible
        accounts                            1,961     1,497      -    (153)
       Provision for previously
        securitized receivables                 -         -              -
       Depreciation and amortization          875       863      -       -
       Interest                             1,143     1,538      -    (123)
       Special charges and impairments          -         -      -       -
              Total costs and expenses     38,874    39,063      -    (315)

    Operating income                       $2,492    $2,202     $-     $40

    Net Income before cumulative effect
     of change in accounting               $1,578    $1,385     $-     $26

    Cumulative effect of change in
     accounting                                $-        $-     $-      $-

    Net Income                             $1,578    $1,385     $-     $26

    EPS - Diluted                           $4.92     $4.22     $-   $0.08

       Average shares o/s                   320.7     328.5  320.7   328.5

    For the 52 Weeks Ended December 28, 2002 and December 29, 2001

                              Reconciling Items

                                            Non-comparable   Consolidated
                                                items            GAAP
                                            2002     2001     2002      2001

    Merchandise sales and services           $-        $-  $35,698   $35,755
    Credit and financial products
     revenues                                 -         -    5,668     5,235

    Total Revenues                            -         -   41,366    40,990

    Costs and expenses
       Cost of sales, buying and
        occupancy                             -         -   25,646    26,234
       Selling and administrative             -         -    9,249     8,892
       Provision for uncollectible
        accounts                            300         -    2,261     1,344
       Provision for previously
        securitized receivables               -       522        -       522
       Depreciation and amortization          -         -      875       863
       Interest                               -         -    1,143     1,415
       Special charges and impairments      111       542      111       542
              Total costs and expenses      411     1,064   39,285    39,812

    Operating income                      $(411)  $(1,064)  $2,081    $1,178

    Net Income before cumulative effect
     of change in accounting                 $6     $(676)  $1,584      $735

    Cumulative effect of change in
     accounting                           $(208)       $-    $(208)       $-

    Net Income                            $(202)    $(676)  $1,376      $735

    EPS - Diluted                        $(0.63)   $(2.06)   $4.29     $2.24

       Average shares o/s                 320.7     328.5    320.7     328.5

    SEARS, ROEBUCK AND CO.

    SUPPLEMENTAL INFORMATION - DOMESTIC CREDIT CARD RECEIVABLES, INVENTORY
    AND STORE COUNT

    (millions)

                                            Average Balance

                             For the 13 Weeks Ended   For the 52 Weeks Ended
                              December 28, 2002 and    December 28, 2002 and
                                 December 29, 2001        December 29, 2001
                                2002          2001       2002          2001

    Sears Card credit card
     receivables              $18,372       $22,804    $19,868       $23,828
    Sears Gold MasterCard
     credit card receivables   11,357         3,950      8,504         2,490
    Managed domestic credit
     card receivables         $29,729       $26,754    $28,372       $26,318

                                                    Ending Balance

                                                 December 28,     December 29,
                                                     2002               2001

    Sears Card credit card receivables              $18,444           $22,342
    Sears Gold MasterCard credit card
     receivables                                     12,322             5,257
    Managed domestic credit card receivables        $30,766           $27,599

                            For the 13 Weeks Ended   For the 52 Weeks Ended
                             December 28, 2002 and    December 28, 2002 and
                               December 29, 2001        December 29, 2001
    Domestic managed credit
     card receivables-           2002          2001       2002          2001
    Net interest margin:
    Portfolio yield            17.91%        19.17%     18.29%        19.14%
    Effective financing
     rate                       3.24%         4.21%      3.55%         5.25%
    Net interest margin        14.67%        14.96%     14.74%        13.89%

    Total domestic managed
     net charge-off rate        5.40%         5.23%      5.42%         5.32%
      Sears Card managed
       net charge-off rate      6.36%         5.77%      6.28%         5.70%
      Sears Gold MasterCard
       managed net charge-
       off rate                 3.86%         2.10%      3.41%         1.65%

                                                   2002

                              Dec. 28,      Sep. 28,    Jun. 29,      Mar. 30,
                                2002          2002        2002          2002

    Domestic managed credit
     card receivables-
    Delinquency rate            7.69%         7.24%      6.87%        7.31%
      Sears Card
       delinquency rate        10.31%         9.71%      8.73%        8.75%
      Sears Gold MasterCard
       delinquency rate         3.78%         3.00%      2.58%        2.56%

    Allowance for
     uncollectible accounts    $1,780        $1,630     $1,441       $1,115

    Allowance % of domestic
     on-book credit
         card receivables       5.79%         5.57%      5.10%        4.13%

                                                    2001
                                               Dec. 29, 2001

    Domestic managed credit card receivables-
    Delinquency rate                                  7.58%
       Sears Card delinquency rate                    8.90%
       Sears Gold MasterCard delinquency rate         1.98%

    Allowance for uncollectible accounts             $1,115

    Allowance % of domestic on-book
     credit card receivables                          4.04%

                          December 28,  December 29,
                                  2002           2001

    Domestic
     inventories   -LIFO        $4,635         $4,372
                   -FIFO        $5,237         $4,962

                          For the 13 Weeks Ended      For the 52 Weeks Ended
                            December 28, 2002           December 28, 2002
                          and December 29, 2001       and December 29, 2001

    Pretax LIFO charge
     (credit)              $(19)           $(5)         $11           $25

                             December 29,                        December 28,
    Domestic retail stores:       2001      Opened     Closed        2002

      Full-line stores             867         15       (10)          872
      Specialty formats          1,318         28       (41)        1,305
              Total              2,185         43       (51)        2,177

      Gross square feet          148.9        3.2      (2.2)        149.9

                                        Operating
      (millions, except per share data)  Income              Per Share

      13 Weeks Ended December 28,
       2002 and December 29, 2001       2002    2001       2002        2001
      Special charges and
       impairments:
         Home office and store
          operations initiatives        $-      $123       $-         $0.25
         Product category exits          -        69        -          0.13
         Exide battery litigation
          settlement                     -        63        -          0.12
      Total special charges and
       impairments                       -       255        -          0.50

        Non-comparable items in
         operating income               $-      $255        -          0.50
      Advance Auto Parts gain                             (0.56)        -

       Total effect on earnings per
        share                                            $(0.56)      $0.50

                                     Operating Income         Per Share

      52 Weeks Ended December 28,
       2002 and December 29, 2001       2002    2001       2002        2001
      Special charges  and
       impairments:
         Eaton's store conversions      $111    $-        $0.13        $-
         Home office and store
          operations initiatives         -       123        -          0.24
         Product category exits          -        69        -          0.14
         Exide battery litigation
          settlement                     -        63        -          0.12
         HomeLife closure and other      -       205        -          0.39
         Exit of cosmetics business      -        82        -          0.16
      Total special charges and
       impairments                       111     542       0.13        1.05

         Effect of change in
          estimate for the allowance
          for uncollectible accounts     300     -         0.59
      Provision for previously
       securitized receivables           -       522        -          1.01
      Net securitization income          -       (40)       -         (0.08)

        Non-comparable items in
         operating income               $411  $1,024       0.72        1.98
      Advance Auto Parts gain                             (0.74)        -
      Effect of change in accounting
       for goodwill                                        0.65         -

       Total effect on earnings per share                 $0.63       $1.98